# MASTER EQUIPMENT AND BUILDING RELATED LEASE AGREEMENT

between

**REAL ESTATE ACQUISITION DEVELOPMENT SALES, LLC**

and

**GREEN ENVIRO TECHNOLOGY HOLDINGS**

dated as of

March 29, 2017

## TABLE OF CONTENTS

# Master Equipment Lease Agreement

This Master Equipment Lease Agreement (this "**Master Agreement**"), dated as of March 29, 2017, is entered into between Real Estate Acquisition Development Sales, a Delaware limited liability company ("**Lessor**") and Green Enviro Technology Holdings, a Delaware Corporation ("**Lessee**").

## RECITALS

WHEREAS, Lessor is in the business of leasing Waste Conversion Equipment;

WHEREAS, Lessee is in the business of Converting waste materials into valuable end products (the "**Business**");

WHEREAS, Lessee desires to rent from Lessor, and Lessor desires to rent to Lessee, the equipment described in this Agreement; and

WHEREAS, Lessor and Lessee intend for the transactions under this Agreement to constitute a true lease under the UCC.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

## ARTICLE I
## DEFINITIONS

Capitalized terms used in this Agreement have the meanings set forth in Article I.

"**Action**" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.

"**Affiliate**" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"**Agreement**" means the Master Agreement, each Supplement, and all other agreements, documents, certificates, authorizations, and instruments executed in connection with the Master Agreement and Supplements.

"**Article 2A**" means Article 2A of the UCC.

"**Audited Financial Statements**" has the meaning set forth in Section 10.07(a).

"**Basic Rent**" means the rent to be paid by Lessee for any Item of Equipment in the amount specified in the corresponding Supplement that is due for each Lease Period on the corresponding Lease Payment Date.

"**Business**" has the meaning set forth in the recitals.

"**Business Day**" means any day except Saturday, Sunday, or any other day on which commercial banks located in United States of America are authorized or required by Law to be closed for business.

"**Closing Date**" has the meaning set forth in Section 6.02.

"**Code**" means the Internal Revenue Code of 1986, as amended.

"**Commencement Date**" means April 4, 2017.

"**Contractual Obligation**" as to any Person, means any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"**Daily Lease Factor**" means the fraction one thirtieth.

"**Damages**" mean losses, injury, death, damages, liabilities, claims, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers.

"**Default**" means any of the events specified in Section 17.01, which constitutes an Event of Default or which, on the giving of notice, the lapse of time, or both pursuant to Section 17.01 would, unless cured or waived, become an Event of Default.

"**Disguised Security Interest**" means a sale of the equipment subject to a security interest under Article 9 of the UCC to secure the purchase price of the equipment.

"**End of Lease Purchase Price**" has the meaning set forth in Section 20.02.

"**Equipment**" means:

(a) the equipment more fully described in one or more Supplements executed by Lessor and Lessee;

(b) Parts or components thereof;

(c) ancillary equipment or devices furnished under this Agreement;

(d) all manuals and records (other than Rent records) with respect to such Equipment;

(e) all alterations, additions, and attachments thereof; and

(f) all Upgrades.

Except as otherwise set forth herein, at such time as replacement equipment shall be so substituted and leased under this Agreement, such replaced item of Equipment shall cease to be Equipment under this Agreement.

"**Event of Default**" has the meaning set forth in Section 17.01.

"**Fair Market Value**" of any Item of Equipment means the US Dollar purchase price of such Item of Equipment in an arm's-length transaction between an informed and willing buyer and an informed and willing seller in a free market, determined by an independent appraiser selected by Lessor, and assuming that such Item of Equipment is unencumbered by any lease and is in the condition required under Article XIII.

"**Financial Statements**" has the meaning set forth in Section 10.07(b).

"**Force Majeure Event**" has the meaning set forth in Section 22.18.

"**GAAP**" means generally accepted accounting principles in the United States of America as in effect from time to time.

"**Governmental Authority**" means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

"**Governmental Order**" means any order, writ, judgment, injunction, decree, stipulation, award, or determination entered by or with any Governmental Authority.

"**Holdover Rent**" has the meaning set forth in Section 21.05.

"**Indemnitees**" has the meaning set forth in Section 18.01.

"**Initial Term**" has the meaning set forth in Section 6.03.

"**Interim Financial Statements**" has the meaning set forth in Section 10.07(b).

"**Interim Rent**" has the meaning set forth in Section 7.01(b).

"**Interim Rent Payment Date**" means the last day of the Interim Term, which is the day before the Commencement Date.

"**Interim Term**" has the meaning set forth in Section 6.02.

"**Item of Equipment**" means an individual item of Equipment.

"**Law**" means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, Governmental Order, other requirement, or rule of law of any Governmental Authority.

"**Lease Payment Date**" means the last day of each Lease Period.

"**Lease Period**" means each monthly period of the Term beginning on September 1, 2017.

"**Lessee**" has the meaning set forth in the preamble.

"**Lessee Affiliate**" means an Affiliate of Lessee.

"**Lessee's Knowledge**" means the actual or constructive knowledge of any director or officer of Lessee, after due inquiry.

"**Lessor**" has the meaning set forth in the preamble.

"**Lessor Lien**" means any Lien on any Item of Equipment arising from any:

(a) breach by Lessor of this Agreement; or

(b) Taxes imposed against Lessor that Lessee is not required to indemnify Lessor under this Agreement.

"**Lien**" means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest, or any preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including, without limitation, any conditional sale or other title retention agreement and any capital lease).

"**Location**" for each Item of Equipment, means the site of each Item of Equipment specified in the corresponding Supplement.

"**Loss**" has the meaning set forth in Section 14.01.

"**Loss Payment**" has the meaning set forth in Section 14.02.

"**Manufacturer**" means the manufacturer of each Item of Equipment set forth in the corresponding Supplement.

"**Master Agreement**" has the meaning set forth in the preamble.

"**Material Adverse Effect**" means a material adverse effect on:

(a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Lessee, individually, or Lessee taken as a whole;

(b) the validity or enforceability of this Agreement;

(c) the rights or remedies of Lessor under this Agreement;

(d) the ability of Lessee to perform any of its material obligations under this Agreement; or

(e) the value, remaining useful life, or utility of any Item of Equipment leased under this Agreement.

"**Notice**" has the meaning set forth in Section 22.02.

"**Optional Upgrades**" mean any Upgrades made under Section 13.04.

"**Overdue Rate**" has the meaning set forth in Section 7.04.

"**Parts**" means all components, parts, Replacement Parts, instruments, appurtenances, accessories, furnishings, and other equipment of whatever nature which may now or from time to time be incorporated or installed in or attached to, or were provided by the manufacturer with, any Item of Equipment, including after temporary removal from such Item of Equipment.

"**Permits**" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities.

"**Permitted Lien**" means:

(a) the rights of Lessor and Lessee under this Agreement;

(b) Lessor's Liens;

(c) Liens imposed by law for Taxes not yet due or which are being contested in good faith and by appropriate proceedings if:

(i) adequate reserves with respect thereto are maintained in accordance with GAAP on the books of, and available to, Lessee;

(ii) neither such proceedings nor such Liens involve any material danger of the sale, forfeiture, loss, or loss of use of the Equipment or any part thereof, or any interest of Lessor therein or any risk of criminal liability of Lessor; and

(iii) Lessee has given Lessor prior written notice of Lessee's intent to contest any such Taxes, and Lessee has agreed to indemnify Lessor for any and all costs and expenses (including, without limitation, reasonable attorneys' fees) that Lessor may incur as a result of such contest;

(d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, and other similar Liens imposed by law, arising in the ordinary course of business, and

securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings if:

(i) adequate reserves with respect thereto are maintained in accordance with GAAP on the books of, and available to, Lessee;

(ii) neither such proceedings nor such Liens involve any material danger of the sale, forfeiture, loss, or loss of use of the Equipment or any part thereof, or any interest of Lessor therein or any material risk of material civil liability of Lessor; and

(iii) Lessee has given Lessor prior written notice of Lessee's intent to contest any such obligations giving rise to such Liens, and Lessee has agreed to indemnify Lessor for any and all costs and expenses (including, without limitation, reasonable attorneys' fees) that Lessor may incur as a result of such contest;

(e) the rights of others under agreements or arrangements to the extent expressly permitted under this Agreement;

(f) judgment or other similar Liens in connection with legal proceedings in an aggregate principal amount up to $500,000which, whether immediately or with the passage of time, do not give rise to an Event of Default under Section 17.01 and if:

(i) adequate reserves with respect thereto are maintained in accordance with GAAP on the books of, and available to, Lessee;

(ii) neither such legal proceedings nor such Liens involve any material danger of the sale, forfeiture, loss, or loss of use of the Equipment or any part thereof, or any interest of Lessor therein or any material risk of material civil liability of Lessor; and

(iii) Lessee has given Lessor prior written notice of Lessee's intent to contest any such judgment giving rise to such Liens and Lessee has agreed to indemnify Lessor for any and all costs and expenses (including, without limitation, reasonable attorneys' fees) that Lessor may incur as a result of such contest;

(g) any Lien against which Lessee causes to be provided a bond in such amount and under such terms and conditions as are satisfactory to Lessor;

(h) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, and other social security laws or regulations;

(i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature, in each case in the ordinary course of business; or

(j) easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not material in amount and which do not secure any monetary obligations that materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of Lessee.

"**Person**" means any individual, partnership, corporation, trust, limited liability entity, unincorporated organization, Governmental Authority, or any other entity.

"**Renewal Rent**" has the meaning set forth in Section 7.02.

"**Renewal Term**" has the meaning set forth in Section 6.04.

"**Rent**" means Basic Rent, Interim Rent, Renewal Rent, and any late payments owed under Section 7.04.

"**Report**" has the meaning set forth in Section 12.06.

"**Representative**" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

"**Required Upgrade**" mean any Upgrade made under Section 13.03.

"**Stipulated Loss Value**" for any Item of Equipment means the amount set forth in corresponding Supplement as of the date of determination.

"**Stock**" means the voting stock, membership interests, or similar equity interests of any Person.

"**Sublease**" has the meaning set forth in Section 11.06.

"**Sublessee**" means any Person that subleases any Item of Equipment or part thereof under Section 11.06.

"**Sublessee's Business**" has the meaning set forth in Section 11.06.

“**Subsidiary**" means, with respect to any Person, a corporation, limited liability entity, partnership, or other entity of which such Person and/or its other subsidiaries own, directly or indirectly, more than fifty percent (50%) of the Stock.

"**Supplement**" means a Supplement entered into under ARTICLE II between Lessor and Lessee on the Closing Date, to evidence the lease of an Item of Equipment.

"**Tax Benefits**" has the meaning set forth in Section 4.01.

"**Tax Benefit Reimbursement Amount**" means the amount, as determined by Lessor, of Lessor's net after-tax rate of return on such Item of Equipment that would have been in effect on such date, had Lessor been entitled to use all of the Tax Benefits for such Item of Equipment,

minus Lessor's actual net after-tax rate of return with respect to such Item of Equipment. It is calculated on the date a Tax Owner Loss Event has occurred for any Item of Equipment.

"**Taxes**" mean any and all present or future income, stamp, or other taxes, levies, imposts, duties, deductions, charges, fees, or withholdings imposed, levied, withheld, or assessed by any Governmental Authority, together with any interest, additions to tax, or penalties imposed thereon and with respect thereto.

"**Tax Owner Loss Event**" means any of the following with respect to any Item of Equipment:

(a) Lessor determines that it is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits;

(b) any Tax Benefit claimed on Lessor's Federal income tax return is disallowed or adjusted by the Internal Revenue Service; or

(c) any Tax Benefit is recomputed or recaptured.

"**Term**" has the meaning set forth in Section 6.01.

"**UCC**" means the Uniform Commercial Code as in effect in the state of Ohio from time to time.

"**Upgrades**" means a Required Upgrade or an Optional Upgrade.

## ARTICLE II
## LEASE OF EQUIPMENT

**Section 2.01 Lease.** Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Equipment described more fully in one or more Supplements executed by Lessor and Lessee that incorporate(s) this Agreement by reference. The lease of any Item of Equipment is governed by the terms and conditions of this Agreement, as well as by the terms and conditions set forth in the applicable Supplement. If there is a conflict or inconsistency between the provisions of this Agreement and a Supplement, the provisions of the Supplement govern.

## ARTICLE III
## UCC TRUE LEASE

**Section 3.01 UCC True Lease.** The parties intend that this Agreement constitutes a true lease under the UCC and not a Disguised Security Interest. Lessor has title to the Equipment at all times. Lessee acquires no ownership, title, property, right, equity or interest in the Equipment other than its leasehold interest solely as lessee subject to all the terms and conditions of this Agreement.

**Section 3.02 Precautionary UCC-1 Financing Statement.** Lessee authorizes Lessor to file precautionary UCC financing statements and other similar filings and recordings with respect

thereto. Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs or other similar filings or recordings filed by Lessor in connection with any Item of Equipment except (i) if Lessor fails to file a corrective or termination statement or release on request from Lessee after the expiration or earlier termination of, or release from, any Schedule of such Item or Items of Equipment pursuant to any applicable provision of the Agreement or (ii) if not permitted by clause (i), with Lessor's consent.

## ARTICLE IV
## TAX LEASE

**Section 4.01 Lessor Is Tax Owner.** Lessor is entitled to all deductions, credits, and other tax benefits that are provided in the Code to an owner of property ("**Tax Benefits**").

**Section 4.02 Lessee Covenant to Maintain Tax Lease Status.** Lessee shall not take or omit to take, or permit any Sublessee to take or omit to take, any action that results in the disqualification of the Equipment for, or recapture of, all or any portion of the Tax Benefits.

**Section 4.03 Lessee Covenant to Reimburse Lessor If Tax Benefits Reduced.** If, as a result of a breach of any representation, warranty, or covenant of Lessee, a Tax Owner Loss Event occurs, Lessee shall pay, as Lessor's exclusive remedy, to Lessor on demand the corresponding Tax Benefit Reimbursement Amount.

## ARTICLE V
## NET LEASE

**Section 5.01 Non-cancelable Net Lease.** This is a non-cancelable net lease.

**Section 5.02 Hell or High Water Obligation.** Lessee's obligation to pay all Rent and other amounts under this Agreement is absolute and unconditional and is not subject to any abatement, counterclaim, defense, deferment, interruption, recoupment, reduction, or setoff for any reason whatsoever.

## ARTICLE VI
## TERM OF AGREEMENT

**Section 6.01 Term.** The Term of this Agreement consists of the Interim Term, if any, and the Initial Term. If Lessee duly exercises its option to renew this Agreement under Section 20.03, then the Term also includes a Renewal Term.

**Section 6.02 Interim Term.** The Interim Term for each Item of Equipment commences on the date Lessor and Lessee execute the corresponding Supplement ("**Closing Date**") and ends on and includes the day immediately preceding the Commencement Date, unless earlier terminated pursuant to the provisions hereof.

**Section 6.03 Initial Term.** The Initial Term for all Items of Equipment commences on the Commencement Date and ends on the date [seven (7)] years after the Commencement Date, unless earlier terminated pursuant to the provisions hereof.

**Section 6.04 Renewal Term.** If Lessee duly exercises its option to renew this Agreement under Section 20.03, the Renewal Term for all Items of Equipment commences on the day after the end of the Initial Term, and ends at the end of the useful life of the equipment, unless earlier terminated pursuant to the provisions hereof.

## ARTICLE VII
## RENT

**Section 7.01 Basic Rent and Interim Rent.** Lessee shall pay Lessor the following amounts:

(a) In consideration of Lessee's right to possess and use any Item of Equipment during the Initial Term, Lessee shall pay the applicable Basic Rent for each Lease Period on each Lease Payment Date.

(b) In addition, in consideration of Lessee's right to possess and use any Item of Equipment during the Interim Period, Lessee shall pay interim Rent ("**Interim Rent**") for each Item of Equipment equal to the product of (i) the Daily Lease Factor, multiplied by (ii) the number of days from (and including the Closing Date) to (and excluding) the Commencement Date, multiplied by (iii) the Basic Rent. Lessee shall pay the Interim Rent on the Interim Rent Payment Date.

**Section 7.02 Renewal Rent.** If Lessee duly exercises its option to renew this Agreement under Section 20.03, Lessee shall pay on each Lease Payment Date during the Renewal Term, Rent equal to the Base Rent ("**Renewal Rent**").

**Section 7.03 Payment Mechanics.**

(a) Lessee shall pay all amounts due under this Agreement on the applicable due date in US dollars by wire transfer of immediately available funds. The time of the payment, the location of the bank, and the bank account number to which the payments must be made will be designated in writing by Lessor to Lessee no later than 10 Business Days prior to the applicable due date of the payment.

Lessee's obligation to pay amounts due under this Agreement apply whether or not any Sublease is in effect.

(b) Notwithstanding the provisions of Section 7.03(a), if any date on which a payment under this Agreement becomes due and payable is not a Business Day, then Lessee shall make such payment on the next succeeding Business Day. Provided Lessee makes such payment on such next succeeding Business Day, no interest accrues on the amount of such payment from and after such scheduled date.

**Section 7.04 Late Payments.** If Lessee does not pay any amount payable to Lessor under this Agreement within 10 days after the due date, Lessee shall pay to Lessor a late charge equal to the lower of (a) the maximum amount allowed by law and (b) [the greater of (i) 5% of

the late payment amount . Payment of any late charge does not excuse Lessee of any default under this Agreement.[1]

## ARTICLE VIII
## EXCLUSION OF WARRANTIES

LESSOR MAKES NO WARRANTY WHATSOEVER, INCLUDING ANY (a) WARRANTY OF MERCHANTABILITY; (b) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; OR (c) WARRANTY AGAINST INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE.

## ARTICLE IX
## LESSOR'S COVENANTS

**Section 9.01 Quiet Enjoyment.** PROVIDED LESSEE IS NOT IN DEFAULT, LESSOR SHALL NOT INTERFERE WITH LESSEE'S QUIET ENJOYMENT OF THE EQUIPMENT DURING THE TERM.

**Section 9.02 Lessor Liens.** Lessor shall not create, incur, or assume any Lessor Lien during the Term.

## ARTICLE X
## LESSEE'S REPRESENTATIONS

Lessee represents to Lessor that the statements contained in this Article X are true and correct as of the date hereof.

**Section 10.01 Organization and Qualification of Lessee.** Lessee is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as currently conducted. Lessee is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the lease of each Item of Equipment or the operation of the business as currently conducted makes such licensing or qualification necessary.

**Section 10.02 Authority of Lessee.** Lessee has full corporate power and authority to enter into this Agreement (including each Supplement), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by Lessee of this Agreement, the performance by Lessee of its obligations hereunder and thereunder and the consummation by Lessee of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Lessee. This Agreement has been duly executed and delivered by Lessee, and this Agreement constitutes a legal, valid, and binding

---

obligation of Lessee enforceable against Lessee in accordance with its terms. When each other Supplement to which Lessee is or will be a party has been duly executed and delivered by Lessee (assuming due authorization, execution, and delivery by each other party thereto), such Supplement will constitute a legal and binding obligation of Lessee enforceable against it in accordance with its terms.

**Section 10.03 No Conflicts.** The execution, delivery, and performance by Lessee of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not:

(a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of Lessee;

(b) conflict with or result in a violation or breach of any provision of any Law;

(c) require the consent of, notice to, or other action by any Person or, conflict with, result in a violation or breach of, or constitute a Default or an Event of Default; or

(d) result in the creation or imposition of any Lien other than Permitted Liens on any Item of Equipment.

**Section 10.04 Consents.** No consent, approval, permit, order, declaration, or filing with, or notice to, any Governmental Authority is required by or with respect to Lessee in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

**Section 10.05 Legal Proceedings.** There are no Actions pending or, to Lessee's Knowledge, threatened against or by Lessee:

(a) relating to or affecting the Business; or

(b) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

**Section 10.06 Permits.** All Permits required for Lessee to conduct the Business as currently conducted and to lease and use the Equipment have been obtained by Lessee and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit.

**Section 10.07 Financial Statements.** Lessee has delivered complete copies of:

(a) the audited financial statements consisting of the balance sheet of the Business as at December 31 in each of the years 2015, 2014 and 2013 and the related statements of income and retained earnings, stockholders' equity, and cash flow for the year then ended (the "**Audited Financial Statements**"); and

(b) unaudited financial statements consisting of the balance sheet of the Business as at September 30, 2016 and the related statements of income and retained earnings, stockholders' equity, and cash flow for the nine month period then ended (the "**Interim Financial Statements**" and together with the Audited Financial Statements, the "**Financial Statements**").

**Section 10.08 Preparation of Financial Statements.** Lessee has prepared the Financial Statements in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Business, and fairly present the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. Lessee maintains a standard system of accounting for the Business established and administered in accordance with GAAP.

## ARTICLE XI
## LESSEE'S COVENANTS

Lessee agrees that until all amounts payable under this Agreement (including any Supplement) have been paid in full and all other obligations hereunder and thereunder have been performed in full, Lessee shall, and shall cause its Subsidiaries to, comply with the following covenants.

**Section 11.01 Compliance With Laws.** Lessee shall, and shall cause its Subsidiaries to, comply with all Contractual Obligations and applicable Laws.

**Section 11.02 Permits.** Lessee shall maintain in full force and effect all Permits required for Lessee to conduct the Business as currently conducted and to lease and use each Item of Equipment in the manner contemplated under this Agreement.

**Section 11.03 Taxes.** Lessee shall pay, and indemnify and hold Lessor harmless from, all assessments, license fees, and sales, use, property, excise, and other taxes and charges (other than federal income taxes imposed on or measured by net income (however denominated)) imposed on or with respect to (a) the Equipment or any part thereof arising out of or in connection with the shipment, possession, ownership, use, or operation of any Item of Equipment, or (b) this Agreement or the consummation of the transactions contemplated herein.

**Section 11.04 Financial Statements.**

**(a) Annual Financial Statements.** Lessee shall furnish Lessor, as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Lessee, a copy of the annual audit report of Lessee for such year, including a copy of the audited consolidated balance sheet of Lessee as at the end of such year and the related audited consolidated statements of income and retained earnings, stockholders' equity, and cash flow for such year, setting forth in each case in comparative form the figures for the previous year, together with an opinion as to such audit report of an independent certified public accountants of nationally recognized standing which does not contain a "going concern" or similar qualification or exception, or qualification arising out of the scope of the audit, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof.

**(b) Quarterly Financial Statements.** Lessee shall furnish Lessor, as soon as available, but in any event not later than ten (10) days after the end of each of the first three quarterly periods of each fiscal year of Lessee the unaudited consolidated balance sheet of Lessee as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings, stockholders' equity, and cash flow for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a responsible officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

**(c) Monthly Financial Statements.** Lessee shall furnish Lessor, as soon as available, but in any event not later than ten (10) days after the end of each fiscal month of Lessee the unaudited consolidated balance sheet of Lessee as at the end of such month and the related unaudited consolidated statements of income and retained earnings, stockholders' equity, and cash flow for such month, setting forth in each case in comparative form the figures for the previous year, certified by a responsible officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

**(d) Compliance with GAAP.** Lessee shall cause all financial statements furnished under this Section 11.4 to be complete and correct and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

**Section 11.05 Liens.** Except for Permitted Liens, Lessee shall keep the Equipment free and clear of all Liens.

**Section 11.06 Subleases.** Lessee shall not enter into any sublease of any Item of Equipment ("**Sublease**"), except as approved in writing by Lessor and provided:

(a) the Sublessee must be a Lessee Affiliate;

(b) the Sublessee is engaged in a business substantially similar to the Business ("**Sublessee's Business**");

(c) the term of any Sublease does not extend beyond the Term;

(d) the rights of any Sublessee is expressly subject and subordinate to all the terms of this Agreement;

(e) the terms of any Sublease do not permit any Sublessee to take any action not permitted to be taken by Lessee in this Agreement;

(f) the Sublease shall not relieve Lessee of its obligations under this Agreement, and Lessee shall remain primarily liable under this Agreement for the performance of all of the terms of this Agreement to the same extent as if such Sublease had not occurred.

**Section 11.07 Limitation on Fundamental Changes.** Lessee shall not (i) enter into any merger or consolidation, (ii) liquidate, wind-up or dissolve itself, (iii) sell, convey, transfer, assign, lease, abandon or otherwise dispose (including in a sale and leaseback) of (in one transaction or in a series of transactions), voluntarily or involuntarily, assets (tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse) constituting all or substantially all of its assets and properties or (iv) acquire all or substantially all of the assets constituting a business, division, branch or other unit of operation of any Person, except as approved in writing by Lessor (such approval not to be unreasonably withheld or delayed).

## ARTICLE XII
## LESSEE'S USE OF EQUIPMENT

**Section 12.01 Preparation of Location.** On or prior to the Closing Date for each Item of Equipment, Lessee shall, at its expense, prepare a suitable site at the Location specified in the applicable Supplement for the installation of such Equipment. Lessee shall grant access to the Location to allow Lessor, the Equipment manufacturer, and/or its designated representative to install each Item of Equipment. Lessee shall bear all installation charges, including third-party installation charges.

**Section 12.02 Labels.**

(a) On or prior to the Closing Date for each Item of Equipment, Lessee shall, at its expense, affix and maintain in a prominent position on each Item of Equipment any plates, tags, or identifying labels provided by Lessor to indicate Lessor's ownership of the Equipment.

(b) Except as provided above, Lessee shall not allow the name of any Person to be placed on the Equipment. However, Lessee (or any Sublessee) may, with Lessor's prior written consent, place its customary insignia on the Equipment.

**Section 12.03 Lessee's Possession.** Lessee may not move any Item of Equipment from its Location without Lessor's prior written consent.

**Section 12.04 Personal Property.** Lessee shall not affix or attach any Item of Equipment to real property or any improvements. The parties intend that each Item of Equipment remains at all times personal property and not a fixture under applicable Law, even if the Item of Equipment, or any part thereof, may be or becomes affixed or attached to real property or any improvements. Upon Lessor's written request, Lessee shall obtain and provide to Lessor, from each real property landlord, mortgagee, or lienholder for each Location, a waiver of any interest that it may have in the Equipment arising from its interest in the real property.

**Section 12.05 Operation.** Lessee shall operate each Item of Equipment, or require any Sublessee to operate any Item of subleased Equipment, exclusively in connection with its Business, or Sublessee's Business, as the case may be.

**Section 12.06 Records.** Lessee, at its own expense, shall (or shall cause any Sublessee to):

(a) maintain all Equipment-related records, logs, and other materials ("**Records**") in a manner no less comprehensive or accurate than Lessee's normal customary practices with respect to Lessee's similar equipment and as required by Law; and

(b) promptly furnish to Lessor such Records as may be required to enable Lessor to file any ownership or other reports required to be filed by Lessor with any Governmental Authority.

**Section 12.07 Inspection.** Lessee shall permit Lessor (through any of its officers, employees, or agents) on reasonable notice to inspect the Equipment and its Records during regular business hours, and in compliance with Lessee's reasonable security procedures. Unless Lessee is in Default, and subject to the inspection provisions of Section 12.08, Lessee has no obligation to permit Lessor to conduct more than 1 inspection every 6 months for each Item of Equipment.

**Section 12.08 Lessee Cooperation to Sell or Lease.** Unless Lessee has elected to purchase the Equipment or renew this Agreement in accordance with the terms of this Agreement, Lessee shall during the last 9 months of the Initial Term, on Lessor's written notice, cooperate and cause any Sublessee to cooperate with Lessor's efforts to sell or lease the Equipment, including, without limitation, permitting prospective purchasers or lessees to fully inspect the Equipment and the Records during Lessee's regular business hours and in compliance with Lessee's reasonable security procedures.

## ARTICLE XIII
## MAINTENANCE AND UPGRADES

**Section 13.01 Maintenance in General.** Lessee, at its own expense, shall (or shall cause any Sublessee to) maintain, service, repair, and keep each Item of Equipment:

(a) in the same condition as when delivered to its Location, ordinary wear and tear excepted;

(b) in compliance with the Manufacturer's maintenance requirements; and

(c) in compliance with Law.

**Section 13.02 Replacement of Parts.** If any Part comprising any Item of Equipment becomes lost, stolen, damaged beyond repair, or otherwise permanently rendered unfit for use, Lessee, at its own expense, shall promptly replace or cause to be replaced the Part with one or more replacement Parts that are free of all Liens other than Permitted Liens. Lessee shall cause after the replacement, the related Item of Equipment to be in as good an operating condition as, and have a value, remaining useful life and utility at least equal to the value, remaining useful life and utility of the Item of Equipment before the replacement (assuming such Item of Equipment was, at the time of the replacement, in the condition required by the terms of this Agreement).

**Section 13.03 Required Upgrades.** Lessee, at its own expense, shall (or shall cause any Sublessee to) install alterations, modifications, additions, and upgrades to any Item of Equipment that is:

(a) required or supplied by the [Lessor/Manufacturer]; or

(b) necessary to comply with Law (collectively, "**Required Upgrades**").

**Section 13.04 Optional Upgrades.** Lessee, at its own expense, may, or may cause any Sublessee to, install Upgrades to any Item of Equipment that Lessee deems desirable in the proper conduct of its Business, or Sublessee's Business, as the case may be ("**Optional Upgrade**"); provided, however, that Lessee shall not make or cause to be made any Optional Upgrade that:

(a) impairs or damages the function, nature, purpose, or operation of the Equipment;

(b) subjects the Equipment to any Lien, other than a Permitted Lien;

(c) decreases the then-current value, estimated residual value, or remaining useful life or utility of the Equipment as measured immediately prior to such Optional Upgrade; or

(d) is owned by Lessee or leased from Lessor.

**Section 13.05 Title to Parts and Upgrades.**

(a) If Lessee incorporates or installs any Parts or Upgrades, then immediately on any Part or Upgrade becoming incorporated or installed in or attached to the Item of Equipment, without further act:

(i) such Part or Upgrade is deemed part of the Item of Equipment to the same extent as though originally incorporated or installed in or attached to the Item of Equipment;

(ii) title to such Part or Upgrade vests in Lessor;

(iii) such Part or Upgrade becomes subject to this Agreement; and

(iv) title to any replaced Part shall thereupon vest in Lessee free and clear of all rights of Lessor, and shall no longer be deemed a Part under this Agreement.

(b) Lessee shall cause all Parts or Upgrades to be:

(i) free and clear of all Liens except for Permitted Liens;

(ii) in as good operating condition as, and have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition required to be maintained by the terms hereof.

## ARTICLE XIV
## LOSS

**Section 14.01 Risk of Loss.** While an Item of Equipment is leased under a Supplement, Lessee shall bear all risk of loss, damage, destruction, theft, and condemnation to or of such Item of Equipment from any cause whatsoever ("**Loss**"). Lessee shall notify Lessor in writing within 10 days of any such Loss.

**Section 14.02 Material Impairment.** If Lessor determines in its sole discretion that the Loss has materially impaired the Equipment, Lessee shall pay, on Lessor's demand, the following amounts (collectively, "**Loss Payment**"):

(a) all Rent and other amounts due prior to the "**Loss Payment Date**" with respect to such Item of Equipment; plus

(b) the Stipulated Loss Value of the Item of Equipment determined in accordance with the applicable Supplement.

This Agreement terminates with respect to any materially impaired Item of Equipment on receipt by Lessor of the corresponding Loss Payment. Upon such termination, Lessee shall return such Item of Equipment according to Lessor's instructions. Lessee is subrogated to all claims of Lessor, if any, against third parties, for damage to or loss of such Item of Equipment to the extent of the Stipulated Loss Value of such Item of Equipment.

**Section 14.03 Non-material Impairment.** If Lessor determines in its sole discretion that the Loss has *not* materially impaired the Equipment:

(a) this Agreement continues with respect to such Item of Equipment as though no Loss had occurred; and

(b) Lessee shall at its expense and risk promptly repair or cause such Item of Equipment to be repaired to a condition acceptable to Lessor.

## ARTICLE XV
## INSURANCE

**Section 15.01 Property Insurance.** Lessee, at its own expense, shall (or shall cause any Sublessee to) provide and maintain for each Item of Equipment insurance against loss, theft, and damage ("**Property Insurance**") in:

(a) an insured amount the greater of the Stipulated Loss Value or full replacement value of such Item of Equipment; and

(b) a form, and with companies, satisfactory to Lessor, including, without limitation, the insurer's agreement to give Lessor 30 days' prior written notice before cancellation or material change thereof.

Lessee shall name Lessor (or shall cause Lessor to be named) as loss payee on the Property Insurance.

**Section 15.02 Liability Insurance.** Lessee, at its own expense, shall (or shall cause any Sublessee to) provide and maintain comprehensive general liability insurance ("**Liability Insurance**"), in:

(a) an amount no less than $1 million and; and

(b) a form, and with companies satisfactory to Lessor, including without limitation, the insurer's agreement to give Lessor 30 days' prior written notice before cancellation or material change thereof.

Lessee shall name Lessor as an additional insured (but without imposing on Lessor any liability to pay the premiums for such insurance).

**Section 15.03 Insurance Certificates.** On or before the Commencement Date, and at such other times as Lessor may request, Lessee shall provide Lessor with a certificate of insurance evidencing the maintenance of the Property Insurance and Liability Insurance.

## ARTICLE XVI
## APPLICATION OF INSURANCE PROCEEDS AND CONDEMNATION PAYMENTS

**Section 16.01 Amounts Received By Lessor.** If Lessor receives any proceeds as loss payee of the Property Insurance, or under any condemnation proceeding related to the Equipment, it shall:

(a) if received pursuant to a Loss that has materially impaired an Item of Equipment under Section 14.02, credit such proceeds against Lessee's obligations to make Loss Payments to Lessor under Section 14.02 or if no such amounts are then due and outstanding, remit such proceeds to Lessee; or

(b) if received pursuant to a Loss that has not materially impaired the Equipment under Section 14.03, remit the proceeds to Lessee.

If Lessee is in Default, Lessor may hold any such proceeds as security for the obligations of Lessee under this Agreement and apply such amounts in its discretion against Lessee's obligations under this Agreement.

**Section 16.02 Amounts Received By Lessee.**

(a) If Lessee receives any proceeds under the Property Insurance, unless received with respect to a Loss that has not materially impaired the Equipment as set forth in Section 16.01(b), or under any condemnation proceeding related to the Equipment, it shall promptly forward such amounts to Lessor to be applied by Lessor under Section 16.01.

(b) If Lessee is in Default, and it receives any proceeds under the Property Insurance (regardless of whether the Equipment is materially impaired) and Liability Insurance, it shall forward such amounts to Lessor as security for the obligations of Lessee under this Agreement to be applied by Lessor in its discretion against Lessee's obligations under this Agreement.

## ARTICLE XVII
## DEFAULT

**Section 17.01 Events of Default.** Each of the following events is an "Event of Default" under this Agreement, including all Supplements:

(a) if Lessee fails to pay when due any installment of Rent or any other amount under this Agreement;

(b) if Lessee defaults in the observance or performance of any other term, covenant, or condition of this Agreement, including any Supplement, on Lessee's part to be observed or performed and Lessee fails to remedy such default within 30 Business Days after notice by Landlord to Lessee of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of 30 Business Days and Lessee does not commence within said period of 30 Business Days, or does not thereafter diligently prosecute to completion, all steps necessary to remedy such default.

(c) if Lessee fails to observe or perform any term, covenant, or condition on Lessee's part to be observed or performed under any agreement, other than this Agreement;

(d) if Lessee's interest or any portion thereof in this Agreement devolve on or pass to any person, whether by operation of law or otherwise;

(e) if Lessee:

(i) does not, or is unable to, or admits in writing its inability to, pay its debts as they become due;

(ii) commences or institutes any case, proceeding, or other action seeking relief on its behalf as debtor, or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors;

(iii) commences or institutes any case, proceeding, or other action seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property; or

(iv) makes a general assignment for the benefit of creditors;

(f) if a receiver, trustee, custodian, or other similar official is appointed for any substantial part of the assets of Lessee which appointment is not vacated or stayed within thirty Business Days;

(g) if any case, proceeding, or other action is commenced or instituted against Lessee (A) seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property, which in either of such cases (1) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment, or the issuance or entry of any other order having a similar effect or (2) remains undismissed for a period of thirty30 Business days;

(h) if any case, proceeding, or other action is commenced or instituted against Lessee seeking issuance of a warrant of attachment, execution, distraint, or similar process against it or all or any substantial part of its property which results in the entry of an order for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof;

(i) if Lessee takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Sections 17.01(e) through (h) above; or

(j) if any representation contained in ARTICLE X is untrue as and when made.

**Section 17.02 Remedies.** If an Event of Default occurs, Lessor may, in its sole discretion, exercise one or more of the following remedies:

(a) declare this Agreement (including all, and not less than all, Supplements) in default;

(b) terminate in whole or in part this Agreement, including all Supplements;

(c) take possession of, or render unusable, any Item of Equipment wherever it may be located, without demand or notice, without any court order or other process of law, and without liability to Lessee for any damages occasioned by such action, and no such action shall constitute a termination of any Supplement;

(d) require Lessee to deliver any Item of Equipment at a location designated by Lessor; for each day that Lessee fails to return any Item, Lessor may demand an amount equal to the Rent, prorated on the basis of a thirty-day month, in effect immediately prior to such Default;

(e) proceed by court action to enforce performance by Lessee of this Agreement or any or all Supplements and/or to recover all damages and expenses incurred by Lessor by reason of any Event of Default;

(f) terminate any other agreement that Lessor may have with Lessee;

(g) sell any or all of the Equipment at public or private sale, with or without notice to Lessee or advertisement, or otherwise dispose of, hold, use, operate, lease to others, or keep idle such Equipment, and without any duty to account to Lessee for such action or inaction or for any proceeds with respect thereto, and apply the net proceeds thereof (after deducting all expenses (including legal fees and costs) incurred in connection therewith) to the amounts owed to Lessor under this Agreement; provided, however, that Lessee shall remain liable to Lessor for any deficiency that remains after any sale or lease of such Equipment; or

(h) exercise any other right or remedy available to Lessor at law or in equity.

## ARTICLE XVIII
## INDEMNITY

**Section 18.01 Indemnity.** Lessee shall indemnify, defend, and hold harmless Lessor and its Affiliates and their respective Representatives (collectively, "**Indemnitees**") against any and all Damages, relating to or resulting from any claim of a third party or Lessor arising out of or relating to:

(a) the selection, manufacture, delivery, purchase, acceptance, or rejection of any Item of Equipment or the ownership of any Item of Equipment during the Term;

(b) the lease, sublease, possession, maintenance, use, condition, repair, return, disposition, or operation of any Item of Equipment or any Parts or Upgrades thereto (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee);

(c) any inaccuracy in or breach of any of the representations of Lessee contained in this Agreement;

(d) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Lessee pursuant to this Agreement; or

(e) any assertion of the infringement of patent, trade secret, trademark, copyright, or other intellectual property rights of third parties.

Lessee's obligation to indemnify and hold harmless does not extend to any Damages that arise out of the gross negligence or willful misconduct of Lessor.

## ARTICLE XIX
## LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS

If an Event of Default has occurred and is continuing, Lessor may, in its sole discretion, make any payment or perform any obligation on behalf of Lessee or take any action that Lessor deems reasonably necessary to maintain and preserve any or all Items of Equipment and Lessor's interests therein. Lessee shall not deem Lessor's payment or action to be Lessor's waiver of any Default or Event of Default or release of Lessee. Lessee shall pay immediately on demand all sums so paid by Lessor, together with expenses (including legal fees and costs) incurred by Lessor in connection therewith.

## ARTICLE XX
## END OF LEASE OPTIONS

**Section 20.01 Lessee's Options.**

(a) At the end of the Initial Term, provided no Default has occurred and is continuing, Lessee may elect to purchase all, and not less than all, of the Equipment under Section 20.02, or to renew this Agreement under Section 20.03. Lessee shall provide Lessor with irrevocable written notice of its election within eighteen (18) months from the end of the Initial Term.

(b) If Lessee elects to purchase the Equipment under Section 20.02, Lessor shall cause, at Lessee's expense, an independent appraiser selected by Lessor to determine the Fair Market Value of all each Item of Equipment.

**Section 20.02 Purchase Option.** If Lessee selects this option, Lessee shall purchase all, and not less than all, of the Equipment at the expiration of the Initial Term. Lessee shall pay a purchase price for each Item of Equipment ("**End of Lease Purchase Price**") equal to the Fair Market Value. Lessee shall pay Lessor, no later than 90 days prior to the end of the Initial Term,

(i) the End of Lease Purchase Price for all Items of Equipment; and (ii) any other amounts then due under this Agreement (including the costs or expenses of Lessor, if any, in connection with such purchase). Upon payment in full of all such amounts, Lessor shall transfer the Equipment to Lessee, as-is, where-is, without recourse, representation, or warranty of any kind, express or implied.

**Section 20.03 Renewal Option.** If Lessee selects this option, Lessee shall, at the expiration of the Initial Term, renew this Agreement for the Renewal Term, as to all, and not less than all, of the Equipment. Lessee shall pay Rent during the Renewal Term as provided in Section 7.02. Lessee agrees that Lessor may revise the Stipulated Loss Value to reflect the Fair Market Value of the Equipment as of the commencement of such Renewal Term. Except as set forth in this section, Lessee shall, during the Renewal Term, comply with all the terms and conditions of this Agreement.

## ARTICLE XXI
## RETURN OF EQUIPMENT

**Section 21.01 Obligation to Return Equipment.** Unless Lessee elects to purchase the Equipment under Section 20.02 or renew this Agreement under Section 20.03, by providing notice of its election under ARTICLE XX, Lessee shall, at its expense (including the payment of a decommissioning and de-install fee as determined by Lessor), no later than the expiration of the Term:

(a) de-install and decommission each Item of Equipment; and

(b) return each Item of Equipment, freight prepaid. The Lessee will give the Lessor six months of notice if the Lessee decides not to purchase the equipment or renew the lease. In that time period, the Lessor shall inform the Lessee of the location to which the equipment shall be delivered using a common carrier as Lessor may specify.

**Section 21.02 Condition of Equipment Upon Return.** Lessee shall cause any Item of Equipment returned under this Agreement to:

(a) be free and clear of all Liens (other than Lessor Liens) and rights of third parties, including Subleasees;

(b) be in the same condition as when delivered to Lessee, ordinary wear and tear excepted;

(c) have all Lessee's and any Sublessee's insignia or markings removed or painted over and the areas where such markings were removed or painted over refurbished as necessary to blend with adjacent areas; and

(d) be in compliance with Law.

**Section 21.03 Return of Records.** Upon the return of the Equipment under this Agreement, Lessee shall deliver or cause to be delivered to Lessor all records relating to the

Equipment, including all maintenance records, logs, or data in Lessee's possession or required to be maintained by Law.

**Section 21.04 Storage Upon Return.** Lessee shall, at its expense, on Lessor's prior written request, store any Item of Equipment returned under this Article for a reasonable period not to exceed 90 business days at the Location for such Item of Equipment. During the storage period, Lessee shall comply with all of the terms and conditions hereof, except for the obligation to make payments of Rent.

**Section 21.05 Holdover.** If by the expiration of the Term, Lessee does not return any Item of Equipment to Lessor in the condition and on the terms and conditions of this Article, Lessee shall continue to comply with all the terms and conditions of this Agreement and the applicable Supplement with respect to such Item of Equipment, including the obligation to pay [110% of the] prorated daily Rent for each day from the expiration of the Term until the date on which Lessee returns such Item of Equipment to Lessor in the manner required under this Article ("**Holdover Rent**"). Lessee shall not construe anything contained in this Section, including Lessee's payment of Holdover Rent, as Lessor's (a) waiver of Lessee's failure to perform any obligation under this Agreement; or (b) assent to the commencement of a Renewal Term (other than by Lessee's exercise of its Renewal Option under Section 20.03 at the end of the Initial Term).

## ARTICLE XXII
## MISCELLANEOUS

**Section 22.01 Survival.** Subject to the limitations and other provisions of this Agreement, the representations of Lessee contained in ARTICLE X survive indefinitely. All covenants and agreements of Lessee contained herein survive after the Closing Date indefinitely. Notwithstanding the foregoing, any claim by Lessor asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice prior to the expiration date of the applicable survival period (if any) is not thereafter barred by the expiration of the relevant representation and such claims survive until finally resolved.

**Section 22.02 Notices.** Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a "**Notice**") in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or email of a PDF document (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

| | |
|---|---|
| Notice to Lessor: | 3161 Michelson Drive, Suite 1000, Irvine, CA 92612<br>Email: leer@gtlaw.com |

Attention: Raymond Lee

Notice to Lessee: Green EnviroTech Holdings
14699 Holman Mountain Rd
Jamestown, CA 95327
Email: chrisb@smartfuel.global
Attention: CEO

**Section 22.03 Interpretation.** For purposes of this Agreement, (a) the words "include," "includes," and "including" are deemed to be followed by the words "without limitation;" (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document mean such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute mean such statute as amended from time to time and include any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

**Section 22.04 Headings.** The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

**Section 22.05 Severability.** If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

**Section 22.06 Entire Agreement.** This Agreement, including and together with the Supplements and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

**Section 22.07 Amendment and Modification.** No amendment to or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by each party to this Agreement.

**Section 22.08 Waiver.**

(a) No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement and signed by the party waiving its right.

(b) Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated and does not operate as a waiver on any future occasion.

(c) None of the following constitutes a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii) any act, omission, or course of dealing between the parties.

**Section 22.09 Cumulative Remedies.** All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties, or otherwise.

**Section 22.10 Equitable Remedies.** Each party to this Agreement acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other party for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party to this Agreement will, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

**Section 22.11 Assignment.** Lessee may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Lessor. Any purported assignment or delegation in violation of this Section is null and void. No assignment or delegation relieves the assigning or delegating party of any of its obligations under this Agreement.

**Section 22.12 Successors and Assigns.** This Agreement is binding on and inures to the benefit of the parties to this Agreement and their respective permitted successors and permitted assigns.

**Section 22.13 No Third-Party Beneficiaries.** This Agreement benefits solely the parties to this Agreement and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

**Section 22.14 Choice of Law.** This Agreement, including all Supplements and exhibits attached hereto and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of California, United States of America [, without regard to the conflict of laws, provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of California]. [The parties agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.]

**Section 22.15 Choice of Forum.** Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other party in any way arising from or relating to this Agreement, including all Supplements and exhibits attached hereto and thereto, and all contemplated transactions[, including, but not limited to, contract, equity, tort, fraud, and statutory claims], in any forum other than Los Angeles or[, if such court does not have subject matter jurisdiction,] the courts of the State of California sitting in Los Angeles , and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in Los Angeles or[, if such court does not have subject matter jurisdiction,] the courts of the State of California sitting in Los Angeles . Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

**Section 22.16 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement, including any Supplements or exhibits attached to this Agreement, is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, including any Supplements or exhibits attached to this Agreement, or the transactions contemplated hereby. Each party certifies and acknowledges that (a) no Representative of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.**

**Section 22.17 Counterparts.** This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

**Section 22.18 Force Majeure.** No party shall be liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other party under this Agreement), when and to the extent such failure or delay is caused by or results from acts beyond the affected party's reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake, or explosion; (c) war, invasion,

hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest; (d) government order or law; (e) actions, embargoes, or blockades in effect on or after the date of this Agreement; (f) action by any Governmental Authority; and (g) national or regional emergency (each a "**Force Majeure Event**"). The party suffering a Force Majeure Event shall give Notice to the other party, stating the period of time the occurrence is expected to continue and shall use diligent efforts to mitigate the impact of such Force Majeure Event on its performance of this Agreement.

**Section 22.19 Relationship of Parties.** Nothing herein creates a joint venture or partnership between the parties to this Agreement or an employee/employer relationship. Neither party to this Agreement has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement, or undertaking with any third party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date first written above by their duly authorized respective officers.

REAL ESTATE ACQUISITION DEVELOPMENT SALES, LLC

By: [signature]

Name: Richard Woods

Title: Managing Director

GREEN ENVIRO TECHNOLOGY HOLDINGS

By: [signature]

Name: Chris Bowers

Title: CEO

**SCHEDULE 1**

**Description of Equipment**

Full details are recorded in GETH Shared Drive folder:

Equipment Building Lease Package -

Schedule #1 Carbon Finishing Plant -

Equipment List folder -

Equipment List

**EXHIBIT [NUMBER]**

**[Form of Supplement]**